UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): November 13, 2018

comScore, Inc.
(Exact name of registrant as specified in charter)

Delaware	001–33520	54–1955550
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
11950 Democracy Drive
Suite 600
Reston, Virginia 20190
(Address of principal executive offices, including zip code)
(703) 438–2000
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On November 13, 2018 (the “Closing Date”), comScore, Inc. (the “Company”) and certain funds affiliated with or managed by Starboard Value LP (the “Buyers”), the holders of the Company’s senior secured convertible notes due January 16, 2022 (as amended to date, the “Notes”), entered into an Agreement (the “Agreement”). Pursuant to the Agreement, the terms of the Notes were amended to provide the Company with additional financial flexibility, among other things. Specifically, the applicable period for the $20.0 million minimum cash balance required to be maintained by the Company has been extended until the earlier of August 9, 2019 or the date the Company files its Form 10-Q for the quarterly period ended June 30, 2019, subject to certain limitations. The Agreement also modified the provisions of the Notes and the Registration Rights Agreement between the Company and the Buyers dated as of January 16, 2018, as amended, revising the grace periods during which the Company would not be obligated to keep applicable registration statements available for use by the Buyers. In connection with and as consideration for these amendments, and pursuant to the Agreement, on the Closing Date the Company issued to the Buyers $2.0 million in additional aggregate principal amount of senior secured convertible notes (the “Additional Notes”). The terms of the Additional Notes are identical to the terms of the Notes, except with regard to the date from which interest shall begin to accrue thereon, which is the Closing Date, and except as set forth in the Agreement.

The foregoing summary of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Starboard Value LP and its affiliates (collectively, “Starboard”) own less than 5% of the Company’s outstanding shares of common stock. As previously disclosed, pursuant to an Agreement dated as of September 28, 2017 (as amended on April 18, 2018), by and among the Company and Starboard (the “September Agreement”), Starboard has, and has previously exercised, certain rights to recommend nominees for appointment to the Company’s Board of Directors. Pursuant to the September Agreement, and also as previously disclosed, the Company also granted to Starboard an offering participation right for certain private and public offerings of equity or equity-linked securities of the Company.

Item 3.02 Unregistered Sales of Equity Securities.

The information included in the first paragraph of Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 3.02.

The issuance of the Additional Notes was, and the issuance of any shares of the Company’s common stock upon conversion of such notes will be, exempt from registration under the Securities Act pursuant to Section 4(a)(2) and Rule 506 of Regulation D promulgated under the Securities Act.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Agreement, dated as of November 13, 2018, by and between the Company and each of the investors listed on the signature pages attached thereto

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

comScore, Inc.

By:	/s/ Carol A. DiBattiste
Carol A. DiBattiste
General Counsel & Chief Compliance, Privacy and People Officer
Date: November 13, 2018

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